UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2015

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

(608) 238-8008
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Two-for-One Stock Split in the Form of a 100% Stock Dividend
On August 7, 2015 First Business Financial Services, Inc. (the "Company") announced that its Board declared a two-for-one stock split of the Company’s common stock in the form of a 100% stock dividend, payable on August 28, 2015 to shareholders of record at the close of business on August 18, 2015. The Company’s common stock is expected to begin trading on a split-adjusted basis on August 31, 2015 (the first trading day after the effective date of the split). Based on 4,334,918 shares of common stock outstanding on August 3, 2015, the total number of shares outstanding after the stock split will increase to 8,669,836.
Quarterly Cash Dividend Declared
On August 7, 2015 the Company also announced that its Board declared a quarterly cash dividend of $0.22 per share on a pre-split basis. The dividend is payable on August 28, 2015 to shareholders of record at the close of business on August 18, 2015.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are being furnished herewith:

99.1   Press Release dated August 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: August 7, 2015	By:	/s/ James F. Ropella
James F. Ropella
Chief Financial Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

99.1	Press Release dated August 7, 2015